                           BANK BRUSSELS LAMBERT S.A.
                               CORPORATE BANKING
                                AVENUE MARNIX 24
                                B-1000 BRUSSELS
                                    BELGIUM

                                 June 10, 1999

Mr. Eric de Lamotte
Chief Financial Officer
Ion Beam Applications S.A.
Chemin du Cyclotron 3
B-1348 Louvain-la-Neuve
Belgium

RE:  Acquisition Financing

Dear Eric:

    You have advised us that Ion Beam Applications s.a. (the "Parent") intends to form IBA Acquisition Corp. (the "Acquisition Company") which will (i) acquire (the "Acquisition") outstanding common stock of SteriGenics International Inc. (the "Target") pursuant to a tender offer (the "Tender Offer") and (ii) following the consummation of the Tender Offer, merge itself into the Target, with the Target being the surviving entity (the "Merger"). The Acquisition Company will be the wholly-owned subsidiary of Ion Beam Applications GP, a Delaware general partnership, (the "GP"), which is controlled by the Parent. The Tender Offer, the Acquisition, and the Merger in connection therewith are collectively referred to herein as the "Transaction".

    You have advised us that up to US $220 million of a senior tender offer facility will be required to finance the Tender Offer.

    In connection with the foregoing, Bank Brussels Lambert S.A. ("BBL") is pleased to confirm that it will provide to Parent a tender offer facility for borrowings of up to US $220 million, which may be drawn upon by Borrower at any time from the date of this letter to December 31, 1999. The loan advanced under such facility shall be due and payable at the latest in full on the date falling six months from the date of borrowing. The loan shall bear interest, payable monthly, at a rate equal to one month LIBOR plus [1.00%]per annum, and the loan shall be prepayable in whole or in part on any monthly interest payment date without penalty. Other provisions of the tender offer facility will be customary for this type of loan facility.

                                Very truly yours,

                                BANK BRUSSELS LAMBERT S.A

                                By:  /s/ PHILLIPPE HUSTINX
                                     ---------------------------------------
                                     Name: Phillippe Hustinx
                                     Title: Area Manager
                                     /s/ YVES ADLER
                                     Yves Adler
                                     SENIOR MANAGER
                                     CORPORATE BANKING

                                  TRANSLATION

Ion Beam Applications
F.A.O. Mr. Eric de Lamotte
Chief Financial Officer
Chemin du Cyclotron, 3
B-1348 Louvain-la-Neuve

BBL
Banque Brussels Lambert
Corporate Banking
Avenue Marnix 24
B-1000 Brussels
Your contact: Philippe Hustinx
Tel: 02/47 26 50--Fax: 02/547 31 19

Brussels, June 14, 1999

Our ref: PH99-140602

Dear Eric,

    We refer to our various recent telephone discussions regarding the financing of the public tender offer which IBA, through one of its subsidiaries, wishes to make for the shares of SteriGenics International Inc., USA, at US$ 27 per share.

    Further to your request, we confirm that our bank is prepared:

    1. to issue to the order and on behalf of IBA s.a., a "commitment letter" for the sum of US$ 220 million, maximum amount, upon signature of this letter and the documents attached hereto, by which BBL certifies that IBA has the financial means to carry through its public tender offer for SteriGenics, up to the amount referred to above, namely be means of a credit facility for the same sum on which IBA may draw on our bank up to December 31, 1999. The commission relating to this commitment shall be calculated by our bank at a flat 0.10% payable in advance And deducted each quarter.

    2. to make available to IBA SA a credit facility called a bridge loan of a maximum of US$ 220 million usable only for the acquisition of SteriGenics shares and after obtaining the agreement of the American anti-trust authorities for this public tender offer. This facility shall have a maximum duration of 6 months as from the first drawdown. Drawings shall only be authorized up to December 31, 1999 and reimbursement shall be made at the latest on June 30, 2000. The commission, that will be deducted for the setting up of this bridge loan is a flat fee of US$300,000 and the margin applied on the advances to be made, at 1% p.a. applied at the Libor rate relating to each drawing.

CONDITIONS FOR ESTABLISHING THE ABOVE-MENTIONED COMMITMENTS

    - pledge, in proper and due form, with BBL, of the 751,300 shares in SteriGenics International Inc., held by IBA, to the order of BBL and upon any use of the bridge loan, pledge of all the shares which will be acquired by IBA SA or its subsidiaries:

    - commitment of IBA SA to limit its public tender offer for SteriGenics International Inc., to US$ 27 per share;

    - irrevocable grant of "right of first refusal" given by IBA SA to BBL to "arrange" the refinancing in the medium/long term for the reimbursement of the bridge loan by means of the establishment of a "revolving" credit and/or a "term loan" in a club deal with the participation of banks chosen by common agreement between IBA and BBL and/or by means of an issue of [debt].

    Please find attached the security agreements referred to above, which we would request you have accepted by the persons who can commit the company in this matter, as well as this letter.

Yours sincerely,

            /s/ PHILIPPE HUSTINX                             /s/ YVES ADLER
-------------------------------------------   -------------------------------------------
              Philippe Hustinx                                 Yves Adler
               Senior Manager                            Deputy General Manager

            /s/ ERIC DE LAMOTTE
-------------------------------------------
              Eric de Lamotte
                Yves Jongen

                               COMMERCIAL PLEDGE
                          (DEPOSITS ON A BBL ACCOUNT)

-------------------   PLEDGER: Ion Beam Application (IBA) located at 3, Chemin du
Fiscal                Cyclotron 3, B-1348 Louvain-la-Neuve.
   Stamp
   ---------------
                      PLEDGE: BBL S.A., Registered Office located 24, Avenue Marnix,
                      B-1000 Brussels, Brussels Trade Register No. 77,186,       V.A.T.
                      BE 403.200.393

    1. We hereby declare that we pledge in favour of BBL any claims we hold or will hold against BBL as a result of the cash deposits in Belgian francs, Euro or foreign currencies, made and/or to be made on one or several subheadings of our account no. 310-0663100-94.

    We confirm that the pledged claims have not been the object of any transfer, pledge, seizure or opposition.

    2. This pledge will secure the payment and/or reimbursement of all sums in the principal, interest, commissions and incidentals which we may owe BBL (either together or separately), alone or with others, jointly and severally or not, for whatever reason, as part of our business relationship with the BBL.

    The payment of all commercial documents, including but not limited to trade paper, that BBL will hold and that is bearing our signature, in whatever capacity, is included in the above mentioned sums.

    3. Consequently, for the entire duration of this pledge, we hereby undertake not to dispose of the claims and deposits referred to above without the express consent of BBL. No consent that BBL may give for the partial or total withdrawal or transfer of the deposits pledged may any way be construed as a waiver to this pledge, which will remain in force and apply with full effects in respect of claims resulting from existing or future deposits on the pledge account.

    4. Neither transferring funds from a current to a term subheading of the account, nor modifying, extending or canceling a term whereby the account becomes a sight account, nor any change to the currency will in any way effect the continuity and validity of the pledge.

    5. It is stipulated--as far as necessary--that, in derogation of the provisions governing the unicity of the account provided by BBL's General Regulations and General Regulations for Credits, the aforementioned pledged account will be completely distinct from our account(s) maintained with BBL.

    6. We hereby authorize BBL to collect at any time for the sight deposits and on each maturity date for the term deposits the sums in principal and/or interest, which it owes or will owe us following the deposits made under this pledge. Where appropriate and after conversion into BEF these sums will be, at the discretion of BBL, set against any sums secured which have become immediately payable or, if no such sums are due immediately, BBL will keep them in order to debit all amounts required as and when secured commitments become due; BBL will refund to us an amount equivalent to the sums which have not been used as soon as there are no longer obligations guaranteed by this pledge.

    7.  Either:  Unless BBL uses its right to collect the interest accrued on the deposits pledged, the interest will be credited to our current account, without prejudice to the validity or article 3 above.

       Or: Unless BBL uses its right to collect the interest accrued on the deposits pledged, the interest will be credited to a sight subheading or, provided both parties agree thereto, to a term subheading of the pledged account, in which case the interest will then become part of the deposits pledged.

    8. This pledge is governed by Belgian law, and only the Courts of Brussels shall be competent.

    9. Any costs resulting from this deed or its execution will be borne by us and covered by the pledge.

    10.  For the execution hereof, we elect domicile in Brussels

Signed in Brussels on June 14(th) 1999

For Ion Beam applications S.A.

/s/ Belgabeam
By: Eric de LaMotte
/s/ Yves Jungen

For acknowledgement by BBL S.A.

                               COMMERCIAL PLEDGE
                          (DEPOSITS ON A BBL ACCOUNT)

-------------------   PLEDGER: Ion Beam Application General Partnership, 3 Rue du
Fiscal                Cyclotron, B-1348 Louvain-la-Neuve
   Stamp
   ---------------
                      PLEDGEE: BBL S.A., Registered Office located at 24, Avenue Marnix,
                      B-1000 Brussels, Brussels Trada Register No. 771.1866,       V.A.T.
                      BE 403.200.393

    1. We hereby declare that we pledge in favour of BBL any claims we hold or will hold against BBL as a result of the cash deposits in Belgian francs, Euro or foreign currencies, made and/or to be made on one or several subheadings of our account no. 310-1294987-26.

    We confirm that the pledged claims have not been the object of any transfer, pledge, seizure or opposition

    2. This pledge will secure the payment and/or reimbursement of all sums in principal, interest, commissions and incidentals which we may owe BBL (either together or separately), alone or with others, jointly and severally or not, for whatever reason, as part of our business relationship with the BBL.

    The payment of all commercial documents, including but not limited to trade paper, that BBL will hold and that is bearing our signature, whatever capacity, is included in the above mentioned sums.

    3. Consequently, for the entire duration of this pledge, we hereby undertake not to dispose of the claims and deposits referred to above without the express consent of BBL. No consent that BBL may give for the partial or total withdrawal or transfer of the deposits pledged may in any way construed as waiver to this pledge, which will remain in force and apply with full effects in respect of claims resulting from existing or future deposits on the pledge account.

    4. Neither transferring funds from a current to a term subheading of the account, nor modifying, extending or cancelling a term whereby the account becomes a sight account, nor any change to the currency will in any way effect the continuity and validity of the pledge.

    5. It is stipulated--as far as necessary--that, in derogation of the provisions governing the unicity of the account provided by BBL's General Regulations and General Regulations for Credits, the aforementioned pledged account will be completely distinct from our other account(s) maintained with BBL.

    6. We hereby authorise BBL to collect at any time for the sight deposits and on each maturity date for the term deposits the sums in principal and/or interest, which it owes or will owe us following the deposits made under this pledge. Where appropriate and after conversion into BEF these sums will be, at the discretion of BBL, set against any sums secured which have become immediately payable or, if no such sums are due immediately, BBL will keep them in order to debit all amounts required as and when secured commitments become due; BBL will refund to us an amount equivalent to the sums which have not been used as soon as there are no longer obligations guaranteed by this pledge.

    7.  Either:  Unless BBL uses its right to collect the interest accrued on the deposits pledged, the interest will be credited to our current account, without prejudice to the validity or article 3 above.

       Or: Unless BBL uses its right to collect the interest accrued on the deposits pledged, the interest will be credited to a sight subheading, or, provided both parties agree thereto, to a term subheading of the pledged account, in which case the interest will then become part of the deposits pledged.

    8. This pledge is governed by Belgian law, and only the Courts of Brussels shall be competent.

    9. Any costs resulting from this deed or its execution will be borne by us and covered by the pledge.

    10.  For the execution hereof, we elect domicile in Brussels.

Signed in Brussels on June 14(th) 1999

For Ion Beam applications S.A.

/s/ Belgabeam
By: Eric de LaMotte
/s/ Yves Jongen

For acknowledgement by BBL S.A.

                          COLLATERAL PLEDGE AGREEMENT

    I. As security for the payment of (i) any indebtedness or any renewal or extension thereof and (ii) any and all other obligations and/or liabilities, direct or contingent, of the undersigned to the Bank, due or to become due, whether now existing or hereafter arising (any indebtedness or other obligations and liabilities being hereinafter referred to as the "Obligations"), the undersigned hereby pledges to the Bank

           7,995,000 SteriGenics International Inc
           REF. 184069.60.0

and all property and the proceeds thereof now or at any time(s) hereafter (a) in the possession or control of the undersigned at any time(s) by any third party as agent, pledgeholder or otherwise for the Bank or any such third party for the express purpose of being used by Bank as collateral security, or for safekeeping, or for any other or different purpose, and (b) in transit to or from the Bank or to the undersigned-and hereby gives the Bank a lien upon and a security interest in all the property as aforesaid for the amount(s) owing at any time(s) on the Obligations. The Bank may, at its option and at any time(s), with or without notice to the undersigned, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on all or any of the Obligations (whether or not then due) any and all moneys now or hereafter with the Bank, on deposit or otherwise, to the credit of or belonging to the undersigned. The Bank shall not be obligated to assert or enforce any rights, liens or security interests hereunder or to take any action in reference thereto, and the Bank may in its discretion at any time(s) relinquish its rights hereunder as to particular property without thereby affecting or invalidating its rights hereunder as to all or any other property as to which this reference has hereinbefore been made.

    II. Furthermore, the undersigned agrees: (a) that, in event of any new or additional certificate(s) of stock being issued (as stock dividends or otherwise) relative to any stock held by the Bank at the time as security hereunder, such certificate(s) shall be deemed an increment to the stock so held and under pledge to the Bank and that, therefore, such certificate(s) will--to the extent received by or placed under the control of the undersigned-be held or controlled in trust for the bank and will be promptly delivered to the Bank (in for transfer) to be held hereunder; (b) that, should the aggregate market value of all property held as security hereunder at any time suffer any decline or should any such property be deemed by the Bank to be unsatisfactory or inadequate, or should any such property fail to conform to legal requirements, the undersigned will upon request deliver to the Bank additional collateral or will make one or more payments on account, to the satisfaction of the Bank; (c) that the Bank shall exercise reasonable care in the custody of any property upon or in which a lien and security interest has been created hereunder at the time(s), but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Bank accords its own property, or if the Bank takes such action with respect to the property as the undersigned shall reasonably request in writing, but no failure to comply with any such request nor any omission to do any such act requested by the undersigned shall be deemed a failure to exercise reasonable care, nor shall any failure of the Bank to take necessary steps to preserve rights against any parties with respect to any property in its possession be deemed a failure to exercise reasonable care, and (d) that the Bank may, in its discretion and in the absence of other express instruction in writing, apply any amount(s), which maybe paid to and/or received or held by it relative hereto at any time(s), to the payment or reduction, either in whole or in part, of the principal and/or interest (as the Bank may elect) then owing on all or any of the Obligations.

    III. In the event of the happening of any one or more of the following events, anyone of which shall constitute an event of default, to wit: (a) the non-payment of any of the Obligations; (b) the failure of the undersigned forthwith, with or without notice, to furnish satisfactory additional collateral, or to make payments on account, as hereinbefore agreed; (c) the death, failure in business, dissolution or termination of existence of the undersigned; (d) any petition in bankruptcy being filed by or against the undersigned or any endorser or guarantor of any note, or any proceedings in bankruptcy, or under any laws relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the undersigned or any endorser or guarantor of any note, either through reorganization, composition, extension or otherwise; (e) the making by the undersigned or any endorser or guarantor of any note of an assignment for the benefit of creditors or the taking advantage by any of the same of any insolvency law; (f) any seizure, vesting or intervention by or under authority of a government, by which the management of the undersigned or any endorser or guarantor of any note is displaced or its authority in the conduct of its business is curtailed; (g) the appointment of a receiver of any property of the undersigned or any endorser or guarantor of any note; (h) the attachment or distraint of any funds or other property of the undersigned which may be in, or come into, the possession or control of the Bank, or of any third party acting for the Bank as aforesaid, or of the same becoming subject at any time to any mandatory order of court or other legal process-then, or at anytime after the happening of any such event of default, any note(s) or other obligations(s) which may be taken in renewal or extension of all or any part of the indebtedness evidenced thereby, shall immediately become due and payable, without demand or notice, and likewise upon the happening of any such event of default, or at any time thereafter, any or all of the other Obligations then existing, shall, at the option of the Bank, become due and payable forthwith, without demand upon or notice to the undersigned. Furthermore, upon the occurrence of any such event of default the Bank shall have all of the rights and remedies provided to a secured party at that time and, in addition thereto, the undersigned further agrees that (1) in the event that notice is necessary, written notice mailed to the undersigned at the address given below three business days prior to the date of public sale of the property subject to the lien and security interest created herein or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient, (2) in the event of sale or other disposition of such property, the Bank may apply the proceeds of any such sale or disposition to the satisfaction of its reasonable attorneys' fees, legal expenses and other costs and expenses incurred in connection with its retaking, holding, preparing for sale, and selling of the property, and (3) without precluding any other methods of sale, the sale of property shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event the Bank may sell on such terms as it may choose, without assuming any credit risk and without any obligation to advertise.

    IV. The word "property" as used herein includes goods and merchandise together with the proceeds thereof, as well as any and all documents relative thereto; also funds, cash credit balances, securities, choses in action and any and all other forms of property together with the proceeds thereof, whether real, personal or mixed, and any right, title or interest of the undersigned therein or thereto.

    V. The Bank is hereby authorized, at its option and without any obligation to do so, to transfer to or register in the name of its nominee(s) all or any part of the property referred to hereinabove, and to do so before or after the maturity of any of the Obligations, and with or without notice to the undersigned.

    VI. The Bank may transfer any note and deliver to the transferee(s) all or any of the property then held by it as security hereunder, and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the Bank with respect thereto; and the Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Bank shall retain all rights and powers hereby given with respect to property not so transferred.

    VII. The word "undersigned" wherever used herein shall be construed to refer separately to each of us and collectively to any two or more of us, and any note executed by us shall not be revoked or impaired as to any one or more of us by the revocation or release of any obligations hereunder of any other(s) of us.

    VIII. The undersigned hereby waives presentment for payment, demand, notice of dishonor and protest of any note which it shall execute and further agrees that such note shall be deemed to have been made under and shall be governed by the laws of the Kingdom of Belgium in all respects, including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as the Bank may consent thereto in writing duly signed for and on its behalf.

    IX. The Bank is authorized, at its option, to file any documents required by law without the signature of the undersigned with respect to any of the above described property; the undersigned agrees to pay the cost of any such filing, and to sign upon request any instruments, documents or other papers which the Bank may require to perfect its security interest in the property.

    X. This pledge is governed by the laws of the State of New York.

                                          Signature: /s/ Belgabeam

                                          Address:
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                                          Signature: /s/ Yves Jongen

                                          Address:
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